UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2023

TreeHouse Foods, Inc.
(Exact name of registrant as specified in charter)

Commission File Number: 001-32504

Delaware		20-2311383
(State or Other Jurisdiction of Incorporation)		(IRS Employer Identification No.)

2021 Spring Road Suite 600
Oak Brook	IL	60523
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (708) 483-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	THS	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 1, 2023, Timothy Smith will step down from his role as Senior Vice President, Division President of TreeHouse Foods, Inc. (the “Company”).

Mr. Smith has served this role since February 2022, with responsibility for overseeing the ongoing operations and growth of TreeHouse Foods’ categories. A search is underway for Mr. Smith’s successor. In the interim, Mr. Smith’s responsibilities will be overseen by existing leadership and the Company’s Business Unit General Managers will report directly to Steven Oakland, Chairman, Chief Executive Officer and President of TreeHouse Foods.

In connection with his separation, upon execution of the Company’s form separation and release agreement, Mr. Smith will receive separation benefits consistent with a qualifying termination of employment without cause under the Company’s Executive Severance Plan.

The foregoing description is qualified in its entirety by the Form of Separation and Release Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.
(d)Exhibit

Exhibit Number	Exhibit Description

10.1	Form of Separation and Release Agreement
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TreeHouse Foods, Inc.

Date:	December 1, 2023	By:	/s/ Kristy N. Waterman
Kristy N. Waterman

Executive Vice President, Chief Human Resources Officer, General Counsel, and Corporate Secretary